NEW JERSEY BOARD OF PUBLIC UTILITIES APPROVES
NEW RATES FOR NEW JERSEY NATURAL GAS

WALL, NJ, November 13, 2019 – New Jersey Natural Gas (NJNG) today received approval from the New Jersey Board of Public Utilities (BPU) on the settlement of its rate case authorizing a $62.2 million increase to its base rates. NJNG requested the increase to recover costs associated with the responsible operation of its business, including operational and maintenance enhancements, infrastructure investments and customer growth. The new, approved rates will go into effect on November 15, 2019.

“We are pleased the Board of Public Utilities approved our new base rates,” said Steve Westhoven, President and CEO of New Jersey Natural Gas. “We believe this settlement is reasonable, fair and in the best interests of our customers and our company.”

After a thorough review by the BPU, the settlement reflects a rate base of $1.765 billion and an overall rate of return of 6.95 percent. It also includes a return on equity of 9.6 percent, with a 54 percent common equity ratio, and a depreciation rate of 2.78 percent.

As a result of this rate adjustment, the typical residential heating customer using 100 therms a month will see their monthly bills go from $104.61 to $114.65, an increase of $10.04.

Due to the ongoing construction and expected timeline for the Southern Reliability Link project, NJNG withdrew its request for a Phase 2 proceeding. NJNG will seek to recover the associated costs of the project in a future rate proceeding.

Energy assistance is available for customers struggling to pay their natural gas bill. Email energyassist@njng.com or call 800-221-0051 to learn more about eligibility and available programs. NJNG also offers energy-efficiency programs through The SAVEGREEN PROJECT®, including rebates and financing options for high-efficiency equipment, to help customers save energy and money. For more information, visit savegreenproject.com.

FORWARD LOOKING STATEMENTS

Certain statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources (NJR or the Company) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this new release include, but are not limited to, certain statements regarding NJR’s base rate case, infrastructure programs and investments.

NEW JERSEY BOARD OF PUBLIC UTILITIES APPROVES NEW RATES FOR
NEW JERSEY NATURAL GAS

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http:.//www.sec.gov. Information included in this news release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. It is composed of five primary businesses:

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New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 250 megawatts, providing residential and commercial customers with low-carbon solutions.
●	NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services to its customers across North America.
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NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through the Leaf River Energy Center and 50 percent equity ownership in the Steckman Ridge natural gas storage facility, as well as its 20 percent equity interest in the PennEast Pipeline Project.

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NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey. its more than 1,100 employees are committed to helping customers save energy and money by

NJR and its promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

Visit www.njresources.com.
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“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

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